UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                   FORM S-8/A
                         Post Effective Amendment No. 1
                       to Form S-8 Registration Statement
                        Under The Securities Act of 1933
                          ----------------------------

                        Hector Communications Corporation
             (Exact name of registrant as specified in its charter)

         Minnesota                                            41-166660
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              211 South Main Street
                             Hector, Minnesota 55342
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                HECTOR COMMUNICATIONS CORPORATION 1999 STOCK PLAN
                            (Full title of the Plan)
                          ----------------------------

Curtis A. Sampson                                    Copy to:
Chief Executive Officer                              Richard A. Primuth, Esq.
Hector Communications Corporation                    Lindquist & Vennum P.L.L.P.
211 South Main Street                                4200 IDS Center
Hector, Minnesota 55342                              80 South Eighth Street
(320) 848-6611                                       Minneapolis, MN 55402
(Name, address and telephone                         (612) 371-3211
number, including area code,
of agent for service)
                           ----------------------------


                        CALCULATION OF REGISTRATION FEE*

                                             Proposed     Proposed
Title of                                     Maximum      Maximum
Securities                   Amount          Offering     Aggregate    Amount of
to be                        to be           Price        Offering     Registra-
Registered                   Registered      Per Share(1) Price(1)     tion Fee

Common Stock,                300,000 shares  $15.75       $4,725,000   $1,331.55
$.01 par value,
to be issued pursuant
to Hector Communications
Corporation 1999 Stock Plan


*No additional securities are to be registered and registration fees were paid upon the filing of the original Registration Statement File No. 333-91967. Therefore, no further registration fee is required.

Explanatory Note:

         This Post-Effective Amendment to the Form S-8 Registration Statement as filed with the Commission December 2, 1999 (File No. 333-91967) is being filed solely to amend the Independent Auditor's Consent, Exhibit 23.2 as follows:

                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hector Communications Corporation on Form S-8 relating to the increase in authorized shares of common stock under the Hector Communications Corporation 1999 Stock Plan of our report dated February 17, 1999 on the 1998 financial statements, appearing in the Annual Report on Form 10-K of Hector Communications Corporation for the year ended December 31, 1998.



                                  OLSEN THIELEN & CO., LTD.


                                  /s/Olsen Thielen & Co., Ltd.


December 1, 1999
St. Paul, Minnesota





Item 8.  Exhibits.

Exhibit

    23.2 Consent of Olsen Thielen & Co., Ltd., independent public accountants

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hector, Minnesota on December 10, 1999.

                        HECTOR COMMUNICATIONS CORPORATION


                                    By  /s/ Curtis A. Sampson
                                        Curtis A. Sampson, Chairman and
                                        Chief Executive Officer
                                        (Principal Executive Officer)



    Pursuant to the  requirements  of the  Securities  Act, this  Post-Effective
Amendment to the Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1999


/s/ Curtis A. Sampson                       Chairman of the Board of Directors,
Curtis A. Sampson                           Chief Executive Officer and Director


    *                                       President, Chief Operating Officer,
Steven H. Sjogren                           and Director


    *                                       Vice President, Treasurer
Paul N. Hanson                              and Director


    *                                       Director
Charles R. Dickman


    *                                       Director
James O. Ericson


    *                                       Director
Paul A. Hoff


    *                                       Director
Wayne E. Sampson


    *                                       Director
Edward E. Strickland


*  By /s/ Curtis A. Sampson
    Curtis A. Sampson,
    Attorney-In-Fact

                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hector Communications Corporation on Form S-8 relating to the increase in authorized shares of common stock under the Hector Communications Corporation 1999 Stock Plan of our report dated February 17, 1999 on the 1998 financial statements, appearing in the Annual Report on Form 10-K of Hector Communications Corporation for the year ended December 31, 1998.


                            OLSEN THIELEN & CO., LTD.

                            /s/ Olsen Thielen & Co., Ltd.


December 1, 1999
St. Paul, Minnesota